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                                                                 Exhibit 4.2
                                    BY-LAWS

                                       of

                        AMVESTORS FINANCIAL CORPORATION



                                   ARTICLE I

                                      Name

        The name of the corporation shall be AmVestors Financial Corporation.



                                   ARTICLE II

                                    Offices

        The principal and registered office of the corporation is 415 Southwest 8th Avenue, Topeka, Kansas.


                                  ARTICLE III

                                      Seal

        The corporate seal shall have inscribed thereon the name of the corporation, "AmVestors Financial Corporation," and the year of its creation and the words "Corporate Seal, State of Kansas."


                                   ARTICLE IV

                                  Stockholders

        Section 1. STOCKHOLDERS' MEETINGS: All meetings of the stockholders shall be held at the principal office of the corporation in the City of Topeka, State of Kansas, or at such other place as shall be determined, from time to time, within the State of Kansas, by the Board of Directors, and the place at which said meetings shall be held shall be stated in the notice and call of the meeting.

        Section 2. ANNUAL MEETINGS: The date of the annual meeting of AmVestors Financial Corporation is to be the 3rd Thursday in May of each year, provided, however, that should said day fall upon a legal holiday, then such annual meeting of stockholders shall be held at the same time and place on the Friday preceding such designated meeting
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date. At such meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the power of the stockholders.

        Section 3. SPECIAL MEETINGS: Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, or the President, or by a majority of the Board of Directors, and shall be called at any time by the Chairman of the Board of Directors, the President, or the Secretary or the Treasurer, upon the request of stockholders owning fifty percent (50%) of the outstanding stock of the corporation entitled to vote at such meeting. Business transacted at all special meetings shall be confined to the objects stated in the call. (as amended January 7, 1988 and December 22, 1988)

        Section 4. ADJOURNED MEETINGS: Any stockholders' meeting may be adjourned from time to time unless its business is completed, and the stockholders present at any meeting, or any adjourned meeting, though less than a quorum, may adjourn from time to time until a quorum shall be obtained.

        Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATES: The Board of Directors of the corporation or the Executive Committee may close its stock transfer books for a period not exceeding fifty (50) and not less than ten (10) days prior to the date of any dividend or for the allotment of rights, or the date when any exchange or reclassification of shares shall be effective; or, in lieu thereof may fix in advance a date, not exceeding fifty (50) and not less than ten (10) days prior to the date of any meeting of stockholders, or to the date for the payment of any dividend, or for the allotment of rights, or to the date when any exchange or reclassification of shares shall

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be effective, as the record date for the determination of stockholders entitled to notice of or to vote at such meetings, or stockholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any exchange or reclassification of shares; and the stockholders of record on such date shall be the stockholders entitled to notice of said meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights in the event of any exchange or reclassification of shares, as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed shall be deemed to be the record date for the determination of stockholders entitled to vote at such meeting. The transferees of shares which are transferred after the record date shall not be entitled to notice or to vote at such meeting.

        Section 6. NOTICE: Notice of the time and place of annual meeting of stockholders shall be given by mailing written or printed notice of the same at least ten (10) days, and not more than fifty (50) days, prior to the meeting, and notice of the time and place of special meetings shall be given by written or printed notice of the same at least ten (10) days and not more than fifty (50) days, prior to the meeting, with postage prepaid, to each stockholder of record of the corporation entitled to vote at such meeting, and addressed to the stockholders' last known post office address, or to the address appearing on the corporate books of the corporation.

        Section 7. QUORUM: A quorum at any annual or special meeting of stockholders shall consist of stockholders representing either in person or by proxy, a majority of the outstanding capital stock of the

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corporation entitled to vote at such meeting, except as otherwise specially provided by law or in the Certificate of Incorporation.
        If a quorum be not present at a properly called stockholders' meeting, the meeting may be adjourned by those present, and if a notice of such adjourned meeting, sent to all stockholders entitled to vote thereat, contains the time and place of holding such adjourned meeting and a statement of the purpose of the meeting, that the previous meeting failed for lack of a quorum, and that under the provisions of this section it is proposed to hold the adjourned meeting, except as may be otherwise required by law or provided in the Articles of Incorporation, any number of stockholders entitled to vote thereat, represented in person or by proxy, shall constitute a quorum, and the votes of a majority in interest of those present at such meeting shall be sufficient to transact business.

        Section 8. VOTING AT MEETING: The voting at all meetings of stockholders shall be by ballot. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder, except for the election of directors, in which case each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of shares of stock held by him, multiplied by the number of directors to be elected, and each stockholder may cast the whole number of votes for a single director, or he may distribute them among the number to be voted for, or any two or more of them as he may see fit. Every vote of a majority

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of the stockholders present at a meeting duly held at which a quorum is present shall be regarded as the act of the stockholders, unless a greater number be required by law or by the Articles of Incorporation.

        Section 9. INSPECTORS OF ELECTION: Two (2) Inspectors of Election shall be appointed by the presiding officer at the meeting. The inspectors shall receive and take in charge all proxies and ballots and shall decide all questions touching upon the qualification of voters, and validity of touching upon the qualification of voters, and validity of proxies, and the acceptance and rejection of votes. In case of a tie vote by the inspectors on any questions, the presiding officers shall decide.

                                   ARTICLE V

                                   Directors

        Section 1. MANAGEMENT: The management of all the affairs, property and business of the corporation shall be vested in a Board of Directors, consisting of not less than three (3) or more than nine (9) persons, and shall be classified in accordance with the Articles of Incorporation of the corporation. Directors shall hold office until their successors are elected and qualified. Directors must be stockholders. No person shall be qualified to serve as a Director who is a director, officer or employee of any life insurance company, or life insurance holding company, unless by a two-thirds (2/3) vote the Board of Directors waives this provision for that person. No Director may concurrently be a director, officer or employee of any life insurance company, or life insurance holding company, unless the Board of Directors waives this provision for that Director. The Board of Directors, by resolution adopted by a majority of the whole Board, shall select a Chairman of the Board of Directors, who shall continue

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in such capacity until his successor is elected and qualified. In addition to the powers and authorities by these Bylaws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of incorporation and to do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. (as amended
December 22, 1988)

        Section 2. VACANCIES: All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, shall be filled by the remaining members. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

        Section 3. REGULAR MEETINGS: The regular Annual Meeting of the Board of Directors shall be held immediately following the Annual Meeting of the Stockholders and notice of such meeting is not necessary. Regular meetings of the Board of Directors may be held without notice at the principal office of the corporation or at such other place or places, within or without the State of Kansas, as the Board of Directors may from time to time designate.

        Section 4. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called at any time by the Chairman, or President, or, in their absence by any three (3) directors, to be held at the principal office of the corporation, or at such other place or places, within or without the State of Kansas, as the Directors may from time to time designate. (as amended January 7, 1988 and December 22, 1988)

        Section 5. NOTICE: Notice of all special meetings of the Board of Directors shall be given to each Director by three (3) days service of the same by telegram, by letter, or personally.

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        Section 6.  QUORUM:  A quorum at all meetings of the Board of Directors shall consist of a majority of the whole Board; but less than a quorum may adjourn any meeting, which may be held on a subsequent date without further notice, provided a quorum be present at such adjourned meeting. Every act or decision done or made by a majority of the directors present at the meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. The directors present at a duly called meeting at which a quorum is present may continue to do business until adjournment, not withstanding the withdrawal of enough directors to leave less than a quorum present at the meeting. A majority of the directors present at a meeting may adjourn any directors' meeting to meet again at a stated day and hour until the time fixed for the next regular meeting of the Board.

        Section 7. STANDING OR TEMPORARY COMMITTEES: Standing or temporary committees may be appointed by the Board of Directors, from its own number, from time to time, except for the Long Range Planning & Policy Committee who's members may include persons serving on the boards of directors of subsidiary companies but a majority of which shall consist of members of the Board of Directors, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by such Board.

        Section 8. COMPENSATION: Directors and members of all committees shall receive such compensation for their services as by resolution of the Board shall be fixed, and may also receive expenses of attendance, if any; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any

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other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. (as amended December 22, 1988)

        Section 9. STATEMENT OF ANNUAL BUSINESS: At each annual stockholders meeting, the Directors shall cause to be submitted a statement of the business done during the preceding year, together with a report of the general financial condition of the corporation, and on the condition of its tangible property.

        Section 10. ADVISORY MEMBERS. The Board of Directors may appoint for a term of one year, or until the next annual meeting, not more than six (6) persons of varied ages and backgrounds as Advisory members of the Board. They shall serve only in an Advisory capacity and their decisions shall not be binding on the Board of Directors of the Company. Advisory members shall be entitled to such remuneration and expenses as the Board of Directors shall from time to time determine.

        Section 11. MEETINGS BY TELEPHONE. Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of the Board or committee, as appropriate, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

        Section 12. CONSENT BY UNANIMOUS ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting of all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

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                                   ARTICLE VI

                                    Officers

        Section 1. OFFICERS OF THE COMPANY: The officers of the Company shall be (a) a Chairman of the Board of Directors, (b) a President, and (c) one or more Vice Presidents who shall be elected by the Directors and shall hold office until their successors are elected and qualify not inconsistent with the laws of the State of Kansas. The Board of Directors shall elect either the Chairman of the Board, or the President, as the Chief Executive Officer and, the Board may appoint the President (if not the Chief Executive Officer) or a Vice President as Chief Operating Officer. The Chief Executive Officer may appoint Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any three (3) offices, but not more than three (3), may be held by the same person, but neither the Chairman of the Board, the President or the Chief Operating Officer may hold the office of Secretary. No officer need be a member of the Board of Directors. (as amended January 7, 1988 and December 22, 1988)

        Section 2. CHAIRMAN OF THE BOARD OF DIRECTORS: The Chairman of the
Board of Directors shall preside at all meetings of the stockholders and the Board of Directors. If the Chairman of the Board is not the Chief Executive Officer, during the absence or disability of the Chief Executive Officer he shall exercise all of the powers and discharge all of the duties of that office.

        Section 3. CHIEF EXECUTIVE OFFICER: The Chief Executive Officer shall have general supervision of the affairs of the corporation, may sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform


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all such other duties as are incident to his office or are properly required of him by the Board of Directors.

        Section 4. CHIEF OPERATING OFFICER: The Chief Operating Officer shall assist the Chief Executive Officer in the general supervision of the affairs of the corporation, as directed by the Chief Executive Officer, and in the absence, due to death or disability, of the Chairman of the Board and the Chief Executive Officer, shall be the acting CEO and shall exercise all of the powers and discharge all of the duties of Chief Executive Officer. (as amended December 22, 1988)

        Section 5. PRESIDENT: The President shall have such powers and discharge such duties as may be assigned to him from time to time by the Chief Executive Officer and in the absence, other than as a result of death or disability, of the Chairman of the Board, shall be the acting Chairman of the Board and shall exercise all of the duties of the Chairman of the Board, including those of Chief Executive Officer if appropriate and in the absence of the Chairman of the Board, due to death or disability, shall be the acting Chairman of the Board and shall exercise all of the duties of the Chairman of the Board. (as amended January 7, 1988 and December 22, 1988)

        Section 6. VICE PRESIDENTS: Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Chief Executive Officer. The order of the Vice Presidents shall be Executive Vice President, Senior Vice President and such other Vice Presidents as may be designated by the Board of Directors. (as amended January 7, 1988)

        Section 7. THE SECRETARY. The Secretary shall issue notices for all meetings, except that notice for special meetings of Directors called at the request of three (3) Directors, as provided in the

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Bylaws, may be issued by such Directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors.

        Section 8. ASSISTANT SECRETARIES: The Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

        Section 9. THE TREASURER: The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform all duties incident to his office or which are properly required of him by the Board of Directors.

        Section 10. ASSISTANT TREASURERS: The Assistant Treasurers, in the order of seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

        Section 11. IN THE CASE OF ABSENCE OR INABILITY TO ACT of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate


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the powers or duties of such officer to any other officer, or any Director or other person whom it may select.

        Section 12. VACANCIES: Vacancies in any office arising from any cause may be filled by the Directors or Chief Executive Officer, as appropriate, at any regular or special meeting.

        Section 13. OTHER OFFICERS AND AGENTS: The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        Section 14. BONDING OF CERTAIN OFFICES: The Secretary and the Treasurer shall give a good and sufficient bond to cover the term for which they are elected, appointed or employed, conditioned for the faithful accounting and disbursement of all money that may come into their hands; such bond to be in any amount named and to be approved by the Board of Directors, and to be held by a custodian to be designated by the Board, and the expenses of providing such a bond may be charged to the operating expense of the company.

        Section 15. INDEMNIFICATION:
        A. Indemnification in Actions by Third Parties.
        The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against


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expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorneys fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        B. Indemnification in Derivative Actions.

        The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorneys fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification under this Section (b) shall be made in respect of any

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claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        C. Indemnification for Expenses.

        To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorneys fees.

        D. Determination of Right to Indemnification.

        Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such director or officer has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote or a quorum consisting of directors who were not parties to such action, suit of proceeding, or (ii) if such a quorum is not obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

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        E.  Advancement of Expenses.

        Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

        F.  Non-Exclusivity.

        The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office.

        G.  Insurance.

        The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section.

        H.  Definition of the "Corporation."

        For purposes of this section, references to "the corporation"

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shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        I.  Certain Definitions.

        For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        J.  Vesting of Rights.

        The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided

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when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        K. Indemnification of Employees and Agents of the Corporation.
        The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

        Section 16. CONTRACTS: All contracts entered into by or for the Company shall be signed by both the Secretary and one of the following: Chairman of the Board, President, Executive Vice President or Senior Vice President.

                                  ARTICLE VII

                                     Stock

        Section 1. AMOUNT: The amount of capital stock of this Corporation shall be set forth in the Articles of Incorporation.

        Section 2. CERTIFICATES OF STOCK: Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary certifying to the number of shares owned by him. Where, however, such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting in behalf of the corporation, and a registrar, the signatures of any of the above named officers may be facsimile.

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        In case any officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificate may, nevertheless, be adopted and issued and delivered by the corporation as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.

        Section 3. TRANSFER OF STOCKS: Transfers of stock shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued, the old certificate shall be surrendered for cancellation, except as provided in Section 5 hereof.

        Section 4. REGISTERED STOCKHOLDERS: Registered stockholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Kansas.

        Section 5. LOSS OR DESTRUCTION OF CERTIFICATES: In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond or indemnity to the corporation and/or to the transfer agent and registrar of such stock, in such sum as the Board of Directors may provide.

        Section 6. REGULATIONS: The Board of Directors shall have power and authority to make all such rules and regulations as it may deem

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

expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of Kansas, the Certificate of Incorporation of the Corporation, and these By-Laws.


                                  ARTICLE VIII

                             Dividends and Finance

        Section 1. DIVIDENDS: Dividends may be declared by the Board of Directors in accordance with Kansas Statutes.

        Section 2. BANK ACCOUNTS: The monies of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check signed by persons designated by resolution by the Board of Directors.

        Section 3. FISCAL YEAR: The fiscal year of the corporation shall begin on the first day of January in each year, unless otherwise provided by the Board of Directors.


                                   ARTICLE IX

                               Books and Records

        Section 1. THE BOOKS, ACCOUNTS AND RECORDS of the corporation, except as may be otherwise required by the laws of the State of Kansas, may be kept outside of the State of Kansas at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the accounts and books of the corporation, or any of the books, other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or by resolution of the stockholders or Directors.

        Section 2. CHECKS, DRAFTS, NOTES: All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as from time to time shall be determined by resolution of the Board of Directors. (as amended December 22,
1988)

                                      -20-